EXHIBIT 99.1

Independent Market Research Finds Strong Physician Intent to Prescribe Moleculin's Annamycin in Relapsed/Refractory AML

Surveyed oncologists reported high likelihood to prescribe (6 of 7), citing deep remissions, transplant-bridging potential, biomarker-agnostic use and reduced cardiotoxicity as key drivers

Parallel survey of payers shows strong support for Annamycin filling a significant unmet need

HOUSTON, June 5, 2026 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), today announced results from an independent market landscape assessment evaluating Annamycin in relapsed/refractory acute myeloid leukemia (R/R AML).

The research demonstrated strong physician interest in Annamycin, with oncologists reporting an average likelihood-to-prescribe score of 6 out of 7. Physicians cited Annamycin's reported complete remission rates, MRD-negative responses, potential to bridge patients to bone marrow transplant, biomarker-agnostic applicability and reduced cardiotoxicity as key factors supporting potential adoption.

The study included perspectives from academic and community hematologist-oncologists, medical oncologists and pediatric AML specialists. Respondents consistently identified significant unmet need in R/R AML, particularly for patients without actionable mutations and those who relapse or progress following venetoclax-based therapy. Separately, interviews with hospital administrators and insurers revealed that payers view Annamycin as a potentially meaningful value proposition, driven by its efficacy and safety profile and applicability to a broad patient population.

"These independent research findings are highly encouraging and reinforce the potential role we believe Annamycin can play in addressing one of the most difficult areas of AML treatment," said Walter Klemp, Chairman and Chief Executive Officer of Moleculin Biotech. "A physician likelihood to use score of 6 out of 7 reflects meaningful enthusiasm from clinicians who treat AML patients every day. Importantly, the research highlights that physicians recognize that Annamycin is capable of delivering powerful efficacy, producing deep remissions that position patients for transplant and serving a broader population beyond narrow biomarker-defined subsets. Physicians also recognized Annamycin’s safety profile, with the potential for repeat dosing due to the absence of cardiotoxicity."

Key Research Findings

The independent market assessment found that:

●	Hematologist-oncologists reported an average likelihood to prescribe Annamycin of 6 out of 7.
●	Physicians expressed strong interest in Annamycin's reported complete remission and MRD-negative remission profile.
●	Respondents viewed Annamycin's potential to bridge patients to bone marrow transplant as a meaningful clinical advantage.
●	Biomarker-agnostic applicability was viewed as highly relevant given the limitations of mutation-targeted therapies, and physicians noted the potential to combine targeted therapies with Annamycin.
●	Reduced cardiotoxicity was identified as an important differentiator, providing the possibility for repeat dosing, particularly given the known cardiac limitations of traditional anthracyclines.
●	Pediatric AML specialists viewed reduced cardiotoxicity as especially meaningful due to long-term survivorship concerns.
●	Payers indicated that Annamycin's efficacy profile, safety characteristics and broad applicability could support a compelling value proposition.

Significant Unmet Need Remains in R/R AML

Despite recent progress in targeted therapies, respondents reported that the R/R AML treatment landscape remains fundamentally underserved. Physicians noted that targeted therapies have improved treatment for select biomarker-defined patient groups, but many patients still lack effective options, particularly following venetoclax failure or in the absence of actionable mutations.

Durable remission, improved survival and successful transition to potentially curative transplant were consistently identified as the most important treatment goals.

Annamycin Profile Resonates Across Stakeholders

Across respondent groups, Annamycin generated strong interest due to its reported efficacy profile and potential applicability across a broad R/R AML population. Physicians responded favorably to the combination of deep responses, transplant-enabling potential, broad use independent of mutation status and reduced cardiotoxicity.

The research also found that clinicians viewed Annamycin as a differentiated approach that may preserve the established anti-leukemic activity of the anthracycline class while reducing one of the class's most significant historical limitations.

"We believe the findings provide important third-party validation of both the clinical and commercial potential of Annamycin," added Mr. Klemp. "As we continue advancing Annamycin, our focus remains on developing a therapy that may address meaningful unmet needs for AML patients, physicians and healthcare systems."

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a Phase 3 clinical stage pharmaceutical company advancing a pipeline of therapeutic candidates addressing hard-to-treat tumors and viruses. The Company’s lead program, Annamycin (also known as naxtarubicin), is a next-generation highly efficacious and well tolerated anthracycline designed to avoid multidrug resistance mechanisms and to lack the cardiotoxicity common with currently prescribed anthracyclines. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

The Company has begun the MIRACLE (Moleculin R/R AML AnnAraC Clinical Evaluation) Trial (MB-108), a pivotal, adaptive design Phase 2b/3 trial evaluating Annamycin in combination with cytarabine, together referred to as AnnAraC (the combination of Annamycin and cytarabine, also referred to as “Ara-C”) for the treatment of relapsed or refractory acute myeloid leukemia. Following a successful Phase 1B/2 study (MB-106), with input from the FDA, the Company believes it has substantially de-risked the development pathway towards a potential approval for Annamycin for the treatment of AML. This study remains subject to appropriate future filings with potential additional feedback from the FDA and their foreign equivalents.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers. Moleculin also has in its pipeline a portfolio of antimetabolites, including WP1122 for the potential treatment of pathogenic viruses, as well as certain cancer indications.

For more information about the Company, please visit www.moleculin.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the potential efficacy and safety of Annamycin and AnnAraC in R/R AML and other indications, the potential for Annamycin to provide effective anthracycline therapy without cumulative dose limitations associated with cardiotoxicity, and the potential commercial adoption of Annamycin based on physician and payer interest. Given its small, non-representative sample, this qualitative research is directional, not predictive, and does not support statistical generalization. Moleculin will require significant additional financing, for which the Company has no commitments, in order to conduct its clinical trials as described in this press release, and the milestones described in this press release assume the Company’s ability to secure such financing on a timely basis. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company relies on the reports of its expert with regard to the absence of cardiotoxicity. The dataset referenced in this press release is subject to the review of the data from future subjects in its current and future clinical trials and long-term follow-up with subjects in its current trials. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:
JTC Team, LLC

Jenene Thomas

(908) 824-0775

MBRX@jtcir.com